EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statement No.'s 33-84226, 33-80858, and 333-29299 of Full House Resorts, Inc. on Form S-8 of our report dated February 19, 1999, appearing in this Annual Report on Form 10-KSB of Full House Resorts, Inc. for the year ended December 31, 1998.

DELOITTE & TOUCHE LLP

Reno, Nevada
March 26, 1999